Exhibit 99.2

DIRECTORS RESOLUTIONS
OF

HEALTH REVENUE ASSURANCE HOLDINGS, INC.
(the “Company”)

WHEREAS:

A.	David Lazar has consented to step down as Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as a Member of the Board of Directors of the Company.

B.	Lawrence Garcia has consented to act as the new President, CEO, CFO, Treasurer, Secretary, and Chairman of the Board of Directors of the Company.

BE IT RESOLVED THAT:

C.	David Lazar stepped down as Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as a Member of the Board of Directors of the Company.

D.	Lawrence Garcia act as the new President, CEO, CFO, Treasurer, Secretary, and Chairman of the Board of Directors of the Company.

Effective date: September 8, 2021

/s/ David Lazar
David Lazar

/s/ Lawrence Garcia
Lawrence Garcia